Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-282398 on Form S-3 and Registration Statement Nos. 333-253988-01, 333-263084-01 and 333-275849-01 on Form S-8 of our reports dated February 27, 2026, relating to the financial statements of Ferguson Enterprises Inc. and the effectiveness of Ferguson Enterprises Inc.’s internal control over financial reporting appearing in the Transition Report on Form 10-KT for the transition period ended December 31, 2025.

/s/ Deloitte & Touche LLP
Richmond, Virginia
February 27, 2026